UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 14, 2012

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)
On December 14, 2012, Centennial Wind Funding, LLC (Centennial Wind Funding), an indirect wholly-owned subsidiary of NextEra Energy Resources, LLC (NEER), borrowed approximately $140 million under a limited-recourse senior secured variable rate term loan agreement.  NEER is an indirect wholly-owned subsidiary of NextEra Energy, Inc. (NEE). Interest on the loan is based on the three-month London InterBank Offered Rate (LIBOR) plus a specified margin.  Interest and principal on the loan is payable quarterly.  The loan matures in December 2019.  Upon funding of the loan, Centennial Wind Funding entered into two interest rate swaps to hedge against interest rate movements with respect to interest payments on the loan.  Substantially all of the loan proceeds were used to reimburse NEER, in part, for its capital contributions related to the development and construction of wind generating facilities with a generating capability totaling 400 megawatts located in Colorado.  The loan is secured by a pledge of Centennial Wind Funding's Class A membership interests in Centennial Wind, LLC (Centennial Wind), an indirect wholly-owned subsidiary of NEER.  The loan agreement contains default and related acceleration provisions relating to the failure to make required payments or to observe other covenants in the loan agreement and related documents, actions by Centennial Wind Funding, Centennial Wind, or by other parties under specified agreements relating to the generating facilities or the loan agreement, the termination of certain of such specified agreements and certain bankruptcy-related events.

(b)
On December 19, 2012, Cimarron Wind Energy, LLC (Cimarron Wind), an indirect wholly-owned subsidiary of NEER, borrowed approximately $236 million under a limited-recourse senior secured variable rate term loan agreement.    Interest on the loan is based on the three-month LIBOR plus a specified margin.  Interest on the loan is payable quarterly and principal on the loan is payable semi-annually.  The loan matures in November 2030.  Upon funding of the loan, Cimarron Wind entered into four interest rate swaps to hedge against interest rate movements with respect to interest payments on the loan.  Substantially all of the loan proceeds were used to reimburse NEER, in part, for its capital contributions related to its acquisition of the Cimarron Wind project, a wind generating facility with a generating capability totaling approximately 165 megawatts located in Kansas.  The loan is secured by liens on the wind generating facility's assets and certain other assets of, and the ownership interest in, Cimarron Wind. The loan agreement contains default and related acceleration provisions relating to the failure to make required payments or to observe other covenants in the loan agreement and related documents, actions by Cimarron Wind or by other parties under specified agreements relating to the generating facilities or the loan agreement, the termination of certain of such specified agreements and certain bankruptcy-related events.

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On December 20, 2012, Florida Power & Light Company sold $400 million principal amount of its First Mortgage Bonds, 3.80% Series due December 15, 2042 (Bonds).  The Bonds were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-183052, 333-183052-01 and 333-183052-02.  This item is being filed to report as exhibits certain documents in connection with the sale of the Bonds.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

The following exhibits are being filed pursuant to Item 8.01 herein.

Exhibit Number	Description	NextEra Energy, Inc.	Florida Power & Light Company
4	One Hundred Twentieth Supplemental Indenture dated as of December 1, 2012 between Florida Power & Light Company and Deutsche Bank Trust Company Americas, Trustee	x	x
5(a)	Opinion and Consent, dated December 20, 2012, of Squire Sanders (US) LLP, counsel to Florida Power & Light Company, with respect to the Bonds	x	x
5(b)	Opinion and Consent, dated December 20, 2012, of Morgan, Lewis & Bockius LLP, counsel to Florida Power & Light Company, with respect to the Bonds	x	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date:  December 20, 2012

NEXTERA ENERGY, INC.
(Registrant)

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer of NextEra Energy, Inc.

FLORIDA POWER & LIGHT COMPANY
(Registrant)

KIMBERLY OUSDAHL
Kimberly Ousdahl Vice President, Controller and Chief Accounting Officer of Florida Power & Light Company

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